Exhibit 21.1

DRAFTKINGS INC.
LIST OF SUBSIDIARIES
(as of February 18, 2022)

Name of Subsidiary	Country (State)	Percent Ownership
DraftKings Inc.	United States (Delaware)	100%
DK Player Reserve LLC	United States (Delaware)	100%
DK Security Corporation	United States (Massachusetts)	100%
Crown DFS Inc.	United States (Delaware)	100%
Crown Gaming Inc.	United States (Delaware)	100%
Crown PA DFS Inc.	United States (Delaware)	100%
Crown MS Gaming Inc.	United States (Delaware)	100%
Crown NJ Gaming Inc.	United States (Delaware)	100%
Crown NV Gaming Inc.	United States (Delaware)	100%
Crown NY Gaming Inc.	United States (Delaware)	100%
Crown PA Gaming Inc.	United States (Delaware)	100%
Crown WV Gaming Inc.	United States (Delaware)	100%
DK-FH Inc.	United States (Delaware)	100%
Crown Europe Malta Limited	Malta	100%
Crown Gaming Malta Limited	Malta	100%
Crown DFS Malta Limited	Malta	100%
DraftKings Australia PTY Limited	Australia	100%
DK UK Services LTD	United Kingdom	100%
Crown IA Gaming LLC	United States (Delaware)	100%
Crown MA Gaming LLC	United States (Delaware)	100%
Crown IN Gaming LLC	United States (Delaware)	100%
Crown Gaming Ireland Limited	Ireland	100%
Crown NH Gaming LLC	United States (Delaware)	100%
Crown CO Gaming LLC	United States (Delaware)	100%
Crown TN Gaming LLC	United States (Delaware)	100%
Crown IL Gaming LLC	United States (Delaware)	100%
Crown MI Gaming LLC	United States (Delaware)	100%
Crown VA Gaming LLC	United States (Delaware)	100%
Crown AZ Gaming LLC	United States (Delaware)	100%
Crown Gaming RT LLC	United States (Delaware)	100%
DKDI LLC	United States (Delaware)	100%
SB Tech (Global) Limited	Isle of Man	100%
Gaming Tech Ltd	Israel	100%
SB Tech Subsidiary Bulgaria (branch)	Bulgaria	100%
SB Tech (Gibraltar) Limited	Gibraltar	100%
Sky Star Eight Limited	United Kingdom	100%
SB Tech US Inc.	United States (Delaware)	100%
Lucrative Green Leaf Limited	Ireland	100%
Software Co-Work LLC	Ukraine	100%
Software Co-Work Cyprus Limited	Cyprus	100%
SBTech Malta Limited	Malta	100%

Vegas Sports Information Network, LLC	United States (Nevada)	100%
GUS I LLC	United States (Delaware)	100%
GUS II LLC	United States (Delaware)	100%
Crown OR Gaming LLC	United States (Delaware)	100%
Crown CT Gaming LLC	United States (Delaware)	100%
Crown WY Gaming LLC	United States (Delaware)	100%
Crown WA Gaming LLC	United States (Delaware)	100%
Crown DK CAN Ltd.	Canada (Alberta)	100%
Scarcity Labs Inc.	Canada (Alberta)	100%
New Duke Holdco, Inc.	United States (Nevada)	100%
Duke Merger Sub, Inc.	United States (Nevada)	100%
Gulf Merger Sub, Inc.	United States (Delaware)	100%
Crown KS Gaming LLC	United States (Delaware)	100%
Crown LA Gaming LLC	United States (Delaware)	100%
Crown MD Gaming LLC	United States (Delaware)	100%
Crown ME Gaming LLC	United States (Delaware)	100%
Crown OK Gaming LLC	United States (Delaware)	100%
Crown AL Gaming LLC	United States (Delaware)	100%
Crown PR Gaming LLC	United States (Delaware)	100%
DK II Security Corporation	United States (Massachusetts)	100%
Crown FL Gaming LLC	United States (Delaware)	100%
Crown SD Gaming LLC	United States (Delaware)	100%
Blue Ribbon Software Ltd.	Israel	100%
Blue Ribbon Holding Limited	Malta	100%
Blue Ribbon Software Malta Limited	Malta	100%